              EXHIBIT 4.8  - FORM OF CERTIFICATE FOR COMMON STOCK


                                                                    COMMON STOCK
                                                                 _________SHARES

                          NORTHROP GRUMMAN CORPORATION

        THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF NEW YORK, NY
                            AND RIDGEFIELD PARK, NJ


INCORPORATED UNDER THE LAWS                             CUSIP 666807 10 2
OF THE STATE OF DELAWARE                               SEE REVERSE FOR
                                                    CERTAIN DEFINITIONS

This Certifies that



is the record holder of


     FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
       $1.00 PAR VALUE, OF NORTHROP GRUMMAN CORPORATION

           transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

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

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated



/s/ John H. Mullan                             /s/ Kent Kresa
------------------------------                 ------------------------------
SECRETARY                                      CHAIRMAN OF THE BOARD


COUNTERSIGNED AND REGISTERED:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
TRANSFER AGENT AND REGISTRAR


BY  ____________________________________
      AUTHORIZED SIGNATURE


     The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

     This certificate also entitles the holder hereof to certain rights as set forth in a Rights Agreement between Northrop Grumman Corporation and ChaseMellon Shareholder Services, L.L.C., dated as of September 23, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Northrop Grumman Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Northrop Grumman Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor from such holder. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

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

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM                 -    as tenants in common
         TEN ENT                 -    as tenants by the entireties
         JT TEN                  -    as joint tenants with right of survivorship and not as
                                      tenants in common

UNIF GIFT MIN ACT --    ___________________Custodian ____________________
                              (Cust)                         (Minor)

                    under Uniform Gifts to Minors
                    Act ____________________________________________
                                                            (State)

UNIF TRF MIN ACT --     __________________Custodian (until age____________)
                              (Cust)
                    ___________________________ under Uniform Transfers
                              (Minor)
                    to Minors Act ___________________________________
                                              (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________________________________


 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)
______________________________________________________________________

______________________________________________________________________

__________________________________________________________________Shares of the
common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________


                                   X ____________________________________

                                   X ____________________________________

                                   THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                   CORRESPOND WITH NOTICE: THE NAME(S) AS
                                   WRITTEN UPON THE FACE OF THE CERTIFICATE IN
                                   EVERY PARTICULAR, WITHOUT ALTERATION OR
                                   ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed



By _________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM, PURSUANT
TO S.E.C. RULE 17Ad-15.

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